UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 21, 2014

_____________________

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)
_____________________

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:       (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2014, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a second amended and restated employment agreement (the “Employment Agreement”) with Neil J. Hennessy in connection with his service as Hennessy Advisors’ chairman of the board of directors and chief executive officer and as chief investment officer and portfolio manager for the mutual funds managed by Hennessy Advisors.

The Employment Agreement amends and restates the Employment Agreement dated as of May 2, 2001 between Hennessy Advisors and Mr. Hennessy, as subsequently amended by Amendment No. 1, dated August 28, 2006, Amendment No. 2, dated December 18, 2008, Amendment No. 3, dated September 3, 2009, and the Amended and Restated Employment Agreement, dated October 8, 2012.  The Employment Agreement, as so amended and restated, states that (a) Mr. Hennessy’s base salary shall continue to be $350,000 and (b) starting with the period beginning on January 1, 2014, the payment of each quarterly cash bonus to Mr. Hennessy is contingent upon Hennessy Advisors’ shareholder approval in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement, dated as of February 21, 2014, between Hennessy Advisors, Inc. and Neil J. Hennessy.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

February 21, 2014                                                                      By:     /s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated February 21, 2014

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement, dated as of February 21, 2014, between Hennessy Advisors, Inc. and Neil J. Hennessy.